Exhibit 99.2
PARKVALE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands except per share data)
(Unaudited)

	Three months ended		Year ended
	June 30,		June 30,
	2010	2009	2010	2009

Total interest income	$17,907	$21,500	$75,861	$90,483
Total interest expense	8,383	11,342	38,515	48,846

Net interest income	9,524	10,158	37,346	41,637
Provision for loan losses	2,597	1,772	7,448	6,754
Net impairment (losses) recognized in earnings	(34,390)	(4,454)	(38,977)	(30,363)
Other non-interest income	2,640	4,577	12,443	12,662
Total non-interest expense	7,659	7,927	30,432	29,420

Income (loss) before income taxes	(32,482)	582	(27,068)	(12,238)
Income tax expense (benefit)	(11,319)	(776)	(10,603)	(2,696)

Net income (loss)	(21,163)	1,358	(16,465)	(9,542)
Less: Preferred stock dividend	397	397	1,588	829

Income (loss) to common shareholders	($21,560)	$961	($18,053)	($10,371)

Net income (loss) per basic share	($3.94)	$0.18	($3.30)	($1.90)
Net income (loss) per diluted share	($3.94)	$0.18	($3.30)	($1.90)
Cash dividends declared per share	$0.05	$0.05	$0.20	$0.71
SELECTED FINANCIAL DATA
(Dollar amounts in thousands except per share data)

	June 30,
	2010	2009

Total assets	$1,842,380	$1,907,106
Deposits	1,488,073	1,511,248
Total Loans, net of allowance	1,032,363	1,108,936
Loan loss allowance	19,209	17,960
Nonperforming loans and foreclosed real estate	35,157	33,641
Ratio to total assets	1.91%	1.76%
Allowance for loan losses as a % of gross loans	1.83%	1.60%
Total shareholders’ equity	$118,944	$150,760
Total shareholders’ equity, net of other comprehensive loss on debt securities	131,858	152,026
OTHER SELECTED DATA

	Three months ended		Year ended
	June 30,		June 30,
	2010	2009	2010	2009

Average yield earned on all interest-earning assets	4.11%	4.77%	4.27%	5.13%
Average rate paid on interest-bearing liabilities	1.93	2.59	2.21	2.84
Average interest rate spread	2.18	2.18	2.06	2.29
Net yield on average interest-earning assets	2.19	2.25	2.10	2.36
Return on average assets	(4.47)	0.28	(0.86)	(0.51)
Return on average equity	(57.35)	3.60	(10.88)	(6.42)
Other non-interest expenses to average assets	1.62	1.65	1.60	1.57

Parkvale Financial Corporation
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollar amounts in thousands except share data)

	June 30,
	2010	2009

Assets
Cash and noninterest-earning deposits	$17,736	$15,381
Federal funds sold	135,773	150,510

Cash and cash equivalents	153,509	165,891

Interest-earning deposits in other banks	801	3,899
Investment securities available for sale (cost of $80,135 in 2010 and $22,041 in 2009)	80,127	23,505
Investment securities held to maturity (fair value of $437,931 in 2010 and $438,745 in 2009)	443,452	504,029
Loans, net of allowance of $19,209 in 2010 and $17,960 in 2009	1,032,363	1,108,936
Foreclosed real estate, net	8,637	5,706
Office properties and equipment, net	17,374	18,073
Goodwill	25,634	25,634
Intangible assets and deferred charges	2,877	3,786
Prepaid expenses and other assets	77,606	47,647

Total assets	$1,842,380	$1,907,106

Liabilities and Shareholders’ Equity

Liabilities

Deposits	$1,488,073	$1,511,248
Advances from Federal Home Loan Bank	185,973	186,202
Other debt	13,865	21,261
Term Debt	23,750	25,000
Advance payments from borrowers for taxes and insurance	7,526	7,359
Other liabilities	4,249	5,276

Total liabilities	1,723,436	1,756,346

Shareholders’ Equity

Preferred stock ($1.00 par value; 5,000,000 shares authorized; 31,762 shares issued)	31,762	31,762
Common stock ($1.00 par value; 10,000,000 shares authorized; 6,734,894 shares issued)	6,735	6,735
Additional paid-in capital	2,734	4,116
Treasury stock at cost — 1,205,683 shares in 2010 and 1,307,199 shares in 2009	(25,193)	(27,314)
Accumulated other comprehensive (loss) income *	(13,413)	(10)
Retained earnings	116,319	135,471

Total shareholders’ equity	118,944	150,760

Total liabilities and shareholders’ equity	$1,842,380	$1,907,106

*	Accumulated other comprehensive loss includes non-credit related impairment of $12.9 million and $1.3 million at June 30, 2010 and 2009, respectively, on debt securities designated as held to maturity by the Bank. Non-credit related impairment represents the difference between the remaining amortized cost and fair value of the security measured at the time of impairment, and is commonly attributed to “other factors”, such as market liquidity concerns. The non-credit related impairment is required to be accreted from other comprehensive loss to the amortized cost of the debt security over the remaining life of the debt security on the basis of the amount and timing of future estimated cash flows. The effect of the prospective accretion is to increase shareholders’ equity and the carrying value of the debt security. Shareholders’ equity, net of accumulated other comprehensive loss from debt securities, is $131,858,000 at June 30, 2010 and $152,026,000 at June 30, 2009.

PARKVALE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar Amounts in Thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	June 30,		June 30,
	2010	2009	2010	2009

Interest income:
Loans	$13,410	$15,660	$56,178	$66,649
Investments	4,408	5,771	19,303	23,147
Federal funds sold	89	69	380	687

Total interest income	$17,907	$21,500	$75,861	$90,483

Interest expense:
Savings deposits	5,617	8,651	27,460	38,483
Borrowings	2,766	2691	11,055	10,363

Total interest expense	$8,383	$11,342	$38,515	$48,846

Net interest income	9,524	10,158	37,346	41,637
Provision for loan losses	2,597	1,772	7,448	6,754

Net interest income after provision for losses	6,927	8,386	29,898	34,883

Noninterest Income:
Other-than-temporary impairment losses	(52,125)	(5,720)	(64,662)	(31,629)
Non-credit related losses recognized in other comprehensive income	17,735	1,266	25,685	1,266

Net impairment (losses) recognized in earnings	(34,390)	(4,454)	(38,977)	(30,363)

Service charges on deposit accounts	1,694	1,563	6,448	6,458
Other service charges and fees	404	419	1,506	1,513
Net gain on sale of securities	—	2,061	2,372	2,246
Other	542	534	2,117	2,445

Total noninterest income	(31,750)	123	(26,534)	(17,701)

Noninterest Expense:
Compensation and employee benefits	3,797	3,839	15,033	15,913
Office occupancy	1,059	1,120	4,508	4,599
Marketing	102	98	340	461
FDIC insurance	882	967	2,864	1,155
Office supplies, telephone and postage	499	489	1,911	1,902
Other	1,320	1,414	5,776	5,390

Total noninterest expense	7,659	7,927	30,432	29,420

Income (loss) before income taxes	(32,482)	582	(27,068)	(12,238)
Income tax benefit	(11,319)	(776)	(10,603)	(2,696)

Net income (loss)	(21,163)	1,358	(16,465)	(9,542)
Preferred stock dividend	397	397	1,588	829

Income (loss) to common stockholders	($21,560)	$961	($18,053)	($10,371)

Net income (loss) per common share:
Basic	($3.94)	$0.18	($3.30)	($1.90)
Diluted	($3.94)	$0.18	($3.30)	($1.90)